DEMAND NOTE

December 27, 2019	$250,000

BORROWER: Sport-BLX, Inc., a Delaware corporation (“Borrower”), having an office at 33 Newman Springs Road, Tinton Falls, New Jersey 07724

LENDER: GlassBridge Enterprises, Inc. (“Lender”), having an office at 411 East 57th Street, Suite 100, New York, New York 10022, Attention: Daniel Strauss

WHEREAS, Borrower seeks to borrow from Lender, amounts not to exceed $250,000; and

WHEREAS, Lender is willing to extend credit to borrow and may, at Lender’s sole discretion, may make advances to Borrower on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Borrower agrees as follows:

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Lender on demand the principal sum of up to Two Hundred Fifty Thousand Dollars ($250,000.00), or if less, the amounts actually borrowed from Lender as set forth on the schedule attached hereto, plus interest as agreed below and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Lender incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”). Lender is hereby authorized to record on Schedule I hereto, and any continuation sheets which Lender may attach thereto, (a) the date and amount of each Advance to Borrower made by Lender (“Advances”), and (b) the date and amount of each payment or prepayment of principal of any Advances. No failure to so record or any error in so recording shall affect the obligation of Borrower to repay the Advances hereunder, together with interest thereon, as provided in this Note, and the outstanding principal balance of the Advances as set forth in Schedule I shall be presumed to be correct. Advances shall be used to repay existing trade indebtedness, repurchase common stock, and for other general corporate purposes.

Request for Advance. Borrower shall request Advances from the Lender in writing not less than one business day prior to the requested date of such Advance, unless otherwise waived by Lender. Advances shall be in an amount of not less than $50,000.

Interest. The unpaid principal balance of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days in each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be fixed at 8.00%.

Upfront Fee: In consideration for the Lender extending credit to the Borrower, the Borrower agrees to pay to Lender an upfront fee in the amount of $2,500, which shall be fully earned on the date the first Advance is made hereunder, and shall be payable out of the proceeds of the first Advance.

Due on Demand. This is a demand Note and all amounts referenced hereunder shall become immediately due and payable upon demand by the Lender; provided, however, that all amounts due hereunder shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Absent demand for payment in full, interest shall be due and payable monthly.

Default Rate. If the Lender has not actually received any payment under this Note within ten (10) days after its due date, from and after such tenth day the interest rate for all amounts outstanding under this Note shall automatically increase to five (5) percentage points above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

Payments; Due Date. Payments shall be made in immediately available United States funds at the Lender’s office set forth above, or to any other location given in writing by the Lender to the Borrower. Accrued and unpaid interest shall be payable to Lender on the last business day of each calendar quarter, and all accrued and unpaid interest, plus all outstanding principal amounts and other fees and expenses, shall be payable in full upon the earlier to occur of (a) demand by Lender, or (b) April 1, 2020.

Interest Accrual; Application of Payments. Interest will accrue at the rate set forth herein and shall be paid no later than the last day of each month. All payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Lender, but, prior to a payment default, may be applied chronologically (i.e., oldest Advance first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to escrow (if any), then to late charges and other fees, and then to all other Expenses.

1

Late Charges. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Lender in connection with this Note, Borrower shall immediately pay to the Lender a late charge equal to the greatest of (a) $50.00, or (b) five percent (5%) of the delinquent amount.

Representations and Warranties. Borrower represents that it is duly organized and in good standing or duly constituted in the state of its organization is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate action or by its governing instrument; that this Note has been duly executed by an authorized officer and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation. None of Borrower’s assets are subject to any lien or encumbrance.

Covenants: Borrower agrees that so long as this Note remains unpaid, it shall not incur any indebtedness for borrowed money without the Lender’s prior written consent other than trade indebtedness incurred in the ordinary course of business. Borrower will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon Borrower unless such amounts are being diligently contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP. Without first obtaining Lender’s prior written consent, Borrower shall not change (i) its name as it appears in the official filings in the state of its formation, (ii) the type of legal entity it is, (iii) its state of formation or (iv) amend its certificate of incorporation, by laws or other organizational document.

Revival. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the United States Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and shall continue as if such payment or proceeds had not been received by Lender.

Miscellaneous. This Note, together with any related loan letter agreement, security agreements and/or guaranties, contains the entire agreement between the Lender and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender. All rights and remedies of the Lender under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. No waiver of any right or remedy of the Lender shall be effective unless made specifically in writing by the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender’s records) or to the Lender (at the address on page one and separately to the Lender officer responsible for Borrower’s relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

Governing Law; Jurisdiction. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN NEW YORK COUNTY AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

[Signature Page Follows]

2

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law; Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

SPORT-BLX, INC.

By:	/s/ Cesar A. Baez
Name:	Cesar A. Baez
Title:	Acting Chair, Related Party Transaction Committee

3

SCHEDULE I

Date	Amount of Advance	Amount of Principal Payment or Prepayment
December 27, 2019	$250,000

4